UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 9, 2011

ORB Automotive Corporation
(Exact Name of Registrant as Specified in Charter)

Cayman Islands	000-52341	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Shenzhen ORB-Fortune New-Material Co., Ltd
Room O-R, Floor 23, Building A, Fortune Plaza
Shennan Road, Futian District
Shenzhen, Guangdong, China 518040

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:  +86(755) 8204-6828

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 9, 2011, the Board of Directors of ORB Automotive Corporation, a Cayman Islands company (“ORB” or the “Company”) appointed Arthur W. Mullin and Gen Wei Zhuo to the Board of Directors.

Mr. Mullin, 65, is Founder and Principal since 2003 of Mullin Management Consultants, LLC (“MMC”), a private enterprise engaged in providing management and financial consulting to middle market companies, due diligence services to investors and management and investing consulting to insurance companies in receivership in the Commonwealth of Pennsylvania.  In connection with his role at MMC, Mr. Mullin served as Interim Chief Financial Officer during 2007 for Akers Biosciences, Inc. (previously known as Akers Laboratories, Inc.), a developer, manufacturer, and supplier of rapid, point-of-care screening and testing products designed to bring healthcare information both rapidly and directly to the patient or healthcare provider listed on the London Stock Exchange. Additionally, from 2004 through 2006, Mr. Mullin served as Chief Operations Officer of the Pennsylvania Plan of United Healthcare Insurance Company, where he was responsible for overseeing the development of a five-year business plan, hiring and managing sales operations staff and overseeing the sales effort for the establishment of United Healthcare’s business in Pennsylvania.  Mr. Mullin was principal of KMR Management Inc. from 1991-2003, providing management and financial consulting services to businesses, often in crisis situations and generally involving a restructuring.  Mr. Mullin served as President of Progress Business Credit, a division of Progress Bank, from 2000-2001, Vice President, Chief Financial Officer and a director of Kasser Industries, Inc., a brokerage, wholesaler, distributor, bottler and blender of fine-wines and spirits, from 1989-1990, Executive Vice President at Royal Bank of Pennsylvania in 1998 and Senior Vice President – Finance and Chief Financial Officer of Kaiser Steel Corporation from 1986-1987.

In appointing Mr. Mullin to the Board, the Company’s Board of Directors cited Mr. Mullin’s extensive business and financial experience, particularly his financial expertise, as the key attributes that made him an ideal addition to the ORB Board of Directors.  Mr. Mullin has been named as Chairman of the Company’s newly-formed Audit Committee and qualifies as an “audit committee financial expert” as that term is defined in applicable regulations of the SEC.

Mr. Zhuo, 45, joined ORB in 2010 and is currently its Corporate Secretary.  He is responsible for assisting ORB management with business development and expansion efforts.  Mr. Zhuo is also currently President of Fortune International Group Inc. (“FIG”), a San-Francisco based business providing commercial machinery and maintenance services to businesses.  He joined FIG as an executive in 1999 and has held several positions within FIG from 1999 to the present.  Mr. Zhuo holds a business management certificate from Berkley University and a bachelor’s degree from Capital University of Economics and Business.

In appointing Mr. Zhuo to the Board, the Company’s Board of Directors cited Mr. Zhuo’s significant experience in management and over 20 years of business experience in the US as the attributes that made him a good fit for the ORB Board of Directors.

Additionally, the Board of Directors of the Company divided the Board of Directors into three classes as allowed by Article 88 of the Articles of Association approved by the Members of the Company at a general meeting held on July 12, 2011.  The members of each class of directors are set forth below:

•
Class I directors, Messrs. Mullin and Zhuo, shall serve until the 2012 annual meeting of members and until their respective successor is appointed and qualified.  Thereafter, each Class I director shall serve a three year term.

•
Class II director, Mr. Xiangyang Lu, shall serve until the 2013 annual meeting of members and until his successor is appointed and qualified.  Thereafter, each Class II director shall serve a three year term.

•
Class III directors, Messrs. Thomas Knox and Junning (Marco) Ma, shall serve until the 2014 annual meeting of members and until their respective successor is appointed and qualified.  Thereafter, each Class I director shall serve a three year term.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 19, 2011

ORB AUTOMOTIVE CORPORATION

By:	/s/ Junning Ma
Junning Ma
President & Chief Executive Officer